EXHIBIT NO. 10.13

MEMORANDUM

To: Doris W. Skoch

From: Marc T. Giles

Re: Appointment, Gerber Scientific, Inc. (the "Company")

Date: September 30, 2002

Effective September 30, 2002, the Board of Directors of the Company (the "Board") has appointed you a Senior Vice President of the Company and President of Spandex PLC. The Management Development and Compensation Committee of the Board has set your bonus target under the Company's 2000-2004 Executive Annual Incentive Bonus Plan at 50%. Your base salary will remain at $235,000 per year.

For the fiscal year ending April 30, 2003, your bonus will be calculated as follows: for the period May 1, 2002 through September 30, 2002, your bonus target will be 30% of the pro rata portion of your base salary as of April 30, 2003, and for the period October 1, 2002 through April 30, 2003, your bonus target will be 50% of the pro rata portion of your base salary as of April 30, 2003.

If this memorandum sets forth our agreement on the subject matter hereof, kindly sign and return the enclosed copy of this memorandum, which will then constitute our agreement on this subject.

                                                                                            /s/ Marc. T. Giles_______
                                                                                            Marc T. Giles
                                                                                            President and CEO

Agreed this ____ date of October, 2002.

/s/ Doris W. Skoch
Doris W. Skoch